UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
July 17, 2013

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QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2013, Quality Systems Inc. (the “Company”) entered into an agreement (the “Agreement”) with Clinton Relational Opportunity Master Fund, L.P., Clinton Spotlight Master Fund, L.P., Clinton Relational Opportunity, LLC, Clinton Group, Inc. and Mr. George E. Hall (collectively, the “Clinton Group”).

Under the Agreement, the Company agreed that the nominees to the Company’s Board of Directors (the “Board”) for the Company’s 2013 annual shareholders’ meeting (the “2013 Annual Meeting”) will consist of nine members, including three of the Clinton Group’s nominees, James C. Malone, Peter M. Neupert and Morris Panner (the “Clinton Group Nominees”).  The complete slate of nine nominees for election to the Company’s Board at the 2013 Annual Meeting will be disclosed in an amended proxy statement filing with the Securities and Exchange Commission (the “SEC”). The Company also agreed that the Clinton Group Nominees will hold two of five seats on the Company’s standing Transaction Committee during the Standstill Period discussed below.

As part of the Agreement, the Clinton Group will terminate its proxy solicitation for the 2013 Annual Meeting, withdraw its slate of nominees, not bring any shareholder proposals (including its proposals to amend the Company’s Bylaws) at the 2013 Annual Meeting and vote all of its shares in favor of each of the Board’s nominees.

The Agreement also imposes certain “standstill” restrictions on members of the Clinton Group, which run until the earlier of (i) the date that is 15 days prior to the deadline under our Bylaws for shareholders to provide notice of shareholder nominations for directors and other proposals (the “Notice Deadline”) for the Company’s 2016 annual shareholders’ meeting, (ii) the date that is 15 days prior to the Notice Deadline for the Company’s next annual shareholders’ meeting at which any of the Clinton Group Nominees elected at the 2013 Annual Meeting will not be nominated for reelection and (iii) the Company’s material breach of the Agreement (the “Standstill Period”). During the Standstill Period, the Clinton Group and its affiliates must vote in favor of directors nominated by the Board for election to the Board and against (or abstain from voting on) shareholder proposals not supported by the Board that affect or influence the composition of the Board or its committees.  During the Standstill period, the Clinton Group and its affiliates also shall not, among other things, (i) become a Schedule 13D filer in respect of the Company’s securities, (ii) solicit, or participate in or encourage any solicitation of, proxies with respect to any voting securities of the Company; (iii) vote in favor of the removal of any directors previously nominated by the Board, (iv) propose or attempt to call a special meeting of shareholders, (v) solicit shareholder action without a meeting, (vi) deposit or maintain any voting securities of the Company in a voting trust or similar arrangement, (vii) form, join or in any way participate in a group with respect to the Company's voting securities or otherwise act in concert with any third party for the purpose of circumventing the provisions or purposes of the Agreement (viii) act, individually or in concert with any third party, to seek to control, direct or influence the management, Board (or any individual members thereof) or policies of the Company (provided that the Clinton Group may speak privately with members of the Board or management for the purpose of offering their suggestions or other input regarding the Company), (ix) encourage, advise or influence third parties with respect to the giving or withholding of any proxy vote at any annual or special meeting of shareholders in opposition to any nominee on the Company's slate of nominees for election as directors of the Company or in opposition to the Board's recommendation for any other proposal brought before the meeting or (x) finance any of the above activities.

The above summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference. A copy of the press release issued by the Company relating to the Agreement is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement dated July 17, 2013 by and among Quality Systems, Inc. and the Clinton Group, Inc. and certain of its affiliates.
99.1	Press release dated July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.
Date: July 17, 2013	By:	/s/ Jocelyn A. Leavitt Jocelyn A. Leavitt Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Agreement dated July 17, 2013 by and among Quality Systems, Inc. and the Clinton Group, Inc. and certain of its affiliates.
99.1	Press release dated July 17, 2013.